Yadkin Valley Financial Corporation Announces Third Quarter 2008
Earnings Conference Call
ELKIN, NC – November 6, 2008 — Yadkin Valley Financial Corporation (NASDAQ: YAVY) today announced that it will report its third quarter 2008 financial results on Friday, November 7, 2008 before the market opens. Management will host a conference call at 10 a.m. EST to discuss the results.
Webcast:
http://investor.shareholder.com/media/eventdetail.cfm?mediaid=34032&c=YAVY&mediakey=2EC97FB1512FA3AA E1D4A35451126E83&e=0 (Due to its length, this URL may need to be copied/pasted into your Internet browser’s address field. Remove extra spaces if one exists.)
Dial-in: 800-762-8795
About Yadkin Valley Financial Corporation
Yadkin Valley Financial Corporation is the holding company for Yadkin Valley Bank and Trust Company, a full service community bank providing services in 30 branches throughout its four regions in North Carolina. The Yadkin Valley Bank region serves Ashe, Forsyth, Surry, Wilkes, and Yadkin Counties, and operates a loan production office in Wilmington, NC. The Piedmont Bank region serves Iredell and Mecklenburg Counties. The High Country Bank region serves Avery and Watauga Counties. The Cardinal State Bank region serves Durham, Orange, and Granville Counties. The Bank provides mortgage lending services through its subsidiary, Sidus Financial, LLC, headquartered in Greenville, North Carolina. Securities brokerage services are provided by Main Street Investment Services, Inc., a Bank subsidiary with four offices located in the branch network.
For additional information contact:
William A. Long
President and CEO
Edwin E. Laws
CFO
(336) 526-6312
Megan Malanga
Nvestcom Investor Relations
(954) 781-4393
megan.malanga@nvestcom.com